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                                                                   Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 12, 2000, included in this Form 10-K, into Agency.com, Ltd.'s previously filed Form S-8 Registration Statement File No. 333-92309. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                                            ARTHUR ANDERSEN LLP


New York, New York
March 29, 2000